SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Logitech International S.A.
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SUPPLEMENT TO THE
PROXY STATEMENT DATED JULY 24, 2012
FOR THE
ANNUAL GENERAL MEETING
TO BE HELD ON SEPTEMBER 5, 2012

August 10, 2012

On June 26, 2012, the Board of Directors (the “Board”) of Logitech International S.A. (the “Company”) approved the amendment and restatement of the Company’s 2006 Stock Incentive Plan (the “Plan”), subject to shareholder approval, to authorize nine million (9,000,000) additional shares for issuance under the Plan, to improve the Company’s corporate governance practices, and to implement other best practices. On or about July 24, 2012, the Company made available a proxy statement (the “Proxy Statement”) to its shareholders describing the matters to be voted on at the Company’s 2012 Annual General Meeting to be held on September 5, 2012 (the “Annual General Meeting”), including a proposal to approve the amendment and restatement of the Plan (“Proposal 5”).

Subsequent to making available and mailing the Proxy Statement, the Board reconsidered the number of additional shares to authorize for issuance under the Plan and, after due consideration, decided to reduce that number from nine million (9,000,000) to seven million three hundred thousand (7,300,000) shares. Accordingly, on August 9, 2012, the Board approved amendments to Proposal 5 in the Proxy Statement to:

(1)	Reduce the number of additional shares to authorize for issuance under the Plan from nine million (9,000,000) to seven million three hundred thousand (7,300,000) shares;
(2)	Correspondingly, reduce the number of shares available for awards over the term of the Plan from 26.5 million to 24.8 million shares; and
(3)	Correspondingly, reduce the total number of shares reported to be available for issuance at June 30, 2012 (as if proposal approved) from 13.8 million to 12.1 million shares.

For purposes of shareholders’ analysis of Proposal 5, the Company is also reporting that the weighted average contractual life of options as of June 30, 2012 is 5.1 years based on 14.2 million outstanding options.

The amended and restated Plan for shareholder approval is attached to this Supplement to the Proxy Statement as Appendix A, and the revised Proposal 5 now reads in full as follows:

Proposal 5

Amendment and Restatement of the 2006 Stock Incentive Plan, including an Increase to the Number of Shares
Available for Issuance under the Plan

Proposal

      The Board of Directors proposes that shareholders approve amendments to and the restatement of the Logitech International S.A. 2006 Stock Incentive Plan (the “Plan”) to authorize seven million three hundred thousand (7,300,000) additional shares for issuance under the Plan, to improve the Company’s corporate governance practices, and to implement other best practices.

Explanation

      The Board of Directors believes a key component of the Company’s continued ability to be successful is due to its talented employee base and that future success depends on the ability to attract and retain high-caliber employees. The Board believes the continued ability to grant equity awards is a necessary and essential recruiting and retention tool for the Company to attract and retain the high-caliber employees, officers and directors critical to the Company’s success.

      The 2006 Stock Incentive Plan is the Company’s only active employee equity plan (other than its 2012 Inducement Equity Plan, all of the authorized shares of which are subject to outstanding awards, and its Employee Stock Purchase Plans), and as of June 30, 2012 we have approximately 4.8 million shares remaining for issuance under the Plan. We estimate that this remaining pool will be exhausted before the 2014 Annual General Meeting despite the fact that, to protect shareholder interests, the Company actively manages its program to use its equity plan resources as effectively as possible.

      The Compensation Committee anticipates that the additional shares requested will enable the Company to fund the equity compensation program through the end of fiscal year 2016, accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions. The table below sets out the shares currently available under the plan and if this proposal is approved:

Shares
(in millions)
2006 Stock Incentive Plan Share Reservation
Initial share authorized under the Plan	14.0
Additional shares authorized at 2009 Annual General Meeting	3.5
Shares awarded from June 2006 through June 30, 2012, net of cancellations	(12.7)
Additional shares requested under this proposal	7.3
Total shares available for issuance at June 30, 2012 (as if proposal approved)	12.1

     The Board is not proposing an increase to the Company’s conditional capital for Logitech’s employee equity incentive plans. Since 2000, Logitech has used shares held in treasury from its share repurchase programs to cover its issuance obligations under employee equity incentive grants, including grants made under the Plan. It expects to continue to do so.

     Logitech has granted equity incentives to employees since its very earliest days in the 1980s. The use of equity compensation in part reflects market practice, especially in California’s Silicon Valley, where the Company has a significant presence. However, it is also a key differentiator in attracting and retaining employees in employment markets outside of the United States where, historically, equity incentive compensation was not or is not common. The Board of Directors believes that having the ability to offer equity incentives continues to be a key part of Logitech’s compensation program and the Company’s long-term success.

Material Changes to the Plan

     The following summary highlights the proposed material changes to the Plan.

  The number of shares reserved for issuance pursuant to awards granted under Plan has been increased by seven million three hundred thousand (7,300,000) additional shares from 17.5 million shares to 24.8 million shares.

  The automatic expiration date of the Plan has been eliminated.

  The share counting provision in the Plan has been amended to provide that certain shares will be counted against the maximum number of shares reserved for issuance and will not be returned to the Plan for future awards.

  The Plan has been amended to prohibit the repricing of options or stock appreciation rights (SARs).

  The eligibility provision in the Plan has been expanded to permit consultants to participate in the Plan.

     The following summary of certain material features of the Plan is qualified in its entirety by reference to the Plan, which is attached to this supplement to the proxy statement as Appendix A.

Key Terms of the Plan at a Glance

     The following is a summary of the key provisions of the Plan.

Plan Term:
The Plan, as amended and restated, will become effective on the date the shareholders approve the Plan and will continue in effect until terminated by the board of directors. The proposed amendments will apply to new awards as well as to previously granted awards that are outstanding.

Eligible Participants:
Employees, directors, and consultants of the Company, a parent, a subsidiary or an affiliate generally are eligible to receive each type of award offered under the Plan.

Only employees of the Company, a parent or a subsidiary are eligible to receive incentive stock options (ISOs) under the Plan.

Shares Available for Awards:	24.8 million shares over the term of the Plan, subject to adjustment in the event of certain changes in the capitalization of the Company.

If the amendments are approved by the shareholders, approximately 12.1 million shares will be available for the grant of new awards under the Plan (based on awards granted through June 30, 2012).

Award Types	(1) Options (2) SARs (3) Restricted Shares (4) Restricted Stock Units

Award Terms:	Options and SARs will have a term of no longer than ten years.

ISO Limits:	No more than the maximum number of shares reserved for issuance may be granted as ISOs under the Plan.

162(m) Share Limits:

Section 162(m) of the Code requires, among other things, that the maximum number of shares awarded to an individual must be approved by the shareholders in order for the awards granted under the Plan to be eligible for treatment as performance-based compensation that will not be subject to the US $1 million limitation on tax deductibility for compensation paid to certain specified executive officers.

Accordingly, the Plan limits individual awards as follows:

(1) no award of options or SARs covering more than 6 million of the Company’s shares may be granted to an individual employee in any fiscal year; and

(2) no award of Restricted Shares or Restricted Stock Units covering more than 4 million of the Company’s shares may be granted to an individual employee in any fiscal year.

Vesting:	Determined by the administrator within the limits set forth in the Plan.

Not Permitted:

(1) Granting options or SARs at a price below fair market value of the Company’s shares on the date of grant.

(2) Unless approved by the shareholders, repricing or reducing the exercise price of an underwater option or SAR, or exchanging underwater options or SARs for (i) a new option or SAR with a lower exercise price, (ii) a cash payment or (iii) any other award.

(3) Adding shares back to the number of shares available for issuance when (i) shares covered by an award are surrendered in payment of the purchase price or tax withholding of an option or settlement of an award, (ii) shares are not issued or delivered as a result of net settlement of an outstanding SAR or option, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

Summary of the Plan

     Administration of the Plan. The Board of Directors or the Compensation Committee, which is made up entirely of independent directors (collectively referred to herein as the administrator), administers the Plan. The administrator selects the employees, consultants and directors who will receive awards, determines the number of shares covered by the awards, and, subject to the terms and limitations in the Plan, establishes the terms, conditions and other provisions of each award agreement. The administrator may interpret the Plan and establish, amend and rescind any rules relating to the Plan. The administrator may delegate to a committee of one or more officers of the Company the ability to grant awards, to the extent permitted by the Company’s corporate governing documents. The administrator also may adopt sub-plans and corresponding rules, procedures and forms of award agreement for the purposes of granting awards to participants outside the U.S. and complying with non-U.S. laws.

     Share Reserve. The maximum number of shares that we have authorized for issuance under the Plan is 24.8 million shares.

     Any award of options or SARs intended to comply with Section 162(m) of the Code is limited to an aggregate of 6 million shares per individual in a single fiscal year, and any award of restricted shares or restricted stock units intended to comply with Section 162(m) of the Code is limited to an aggregate of 4 million shares per individual in a single fiscal year.

     Any shares subject to an award that expires or terminates unexercised or before settlement, is not earned in full or is forfeited, or is settled in cash will again become available for issuance under the Plan. Any dividend equivalents credited under the Plan and paid in cash shall not be applied against the number of shares that may be issued under the Plan.

     The following shares will be counted against the maximum number of shares reserved for issuance and will not be returned to the Plan for future issuance: (i) shares covered by an award that are surrendered in payment of the purchase price or tax withholding of an option or settlement of an award, (ii) shares that are not issued or delivered as a result of net settlement of an outstanding SAR or option, and (iii) shares that are repurchased on the open market with the proceeds of the exercise of an option.

     Eligibility. Only employees of the Company, a parent or a subsidiary are eligible to receive ISOs. Employees, directors and consultants of the Company, a parent, a subsidiary or an affiliate are eligible to receive nonstatutory options, SARs, restricted shares, and restricted stock units. As of June 30, 2012, the Company had approximately 7,600 employees, eight non-employee directors and 160 consultants eligible to receive awards under the Plan. Consultants, however, may only be granted awards to the extent permitted by the Company’s corporate governing documents.

     Awards. Awards granted under the Plan may include any of the following:

     Options. An option is the right to purchase shares of the Company at a fixed exercise price for a fixed period of time. Each option is evidenced by an award agreement and is subject to the following terms and conditions:

     Number of Options. The administrator will determine the number of shares subject to an option granted to any participant.

     Exercise Price. The administrator will determine the exercise price of options granted under the Plan at the time the options are granted, but the exercise price generally must be at least equal to the fair market value of a share of the Company on the date of grant. The fair market value of a share generally is determined with reference to the closing sale price for a share of the Company on the day the option is granted on either the SIX Swiss Exchange (for options denominated in Swiss francs) or the NASDAQ Global Select Market (for options denominated in U.S. dollars). The fair market value on the date of grant also may be determined based on an average of trading prices in a period before or after the date of grant. As of June 30, 2012, the closing price of a share of the Company was CHF 10.22 on the SIX Swiss Exchange and US $10.67 on the NASDAQ Global Select Market.

     Exercise of Option; Form of Consideration. The administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of outstanding options under certain circumstances. The means of payment for shares issued upon exercise of an option is specified in each award agreement. To the extent permitted by applicable law, the Plan permits payment to be made by cash, cash equivalents, promissory note, other shares (with some restrictions), cashless exercise, net exercise, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.

     Term of Option. The term of an option will be stated in the award agreement. However, the term of an option may not exceed ten years. No option may be exercised after the expiration of its term.

     Termination of Service. After termination of service, an option holder may exercise his or her option for the period of time determined by the administrator and stated in the award agreement. If no period of time is stated in a participant’s award agreement, a participant may exercise the option within ninety days after such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement), unless such participant’s service terminates due to the participant’s death or disability, in which case the participant (or, if the participant has died, the participant’s estate, designated beneficiary or the person who acquires the right to exercise the option by bequest or inheritance) may exercise the option, to the extent the option was vested on the date of termination (or to the extent the vesting is accelerated upon the participant’s death), within one year after the date of such termination. However, unless a participant’s service is terminated for cause, if a participant is prevented from exercising an option within the applicable post-termination time period due to legal compliance issues relating to the issuance of shares, the option will remain exercisable for thirty days after the date on which the Company notifies the participant that the option is exercisable, but in any event no later than the expiration of the term of the option.

     Stock Appreciation Rights. A SAR is the right to receive the appreciation in the fair market value of shares of the Company between the grant date and the exercise date, for that number of shares of the Company with respect to which the SAR is exercised. The Company may pay the appreciation in cash, shares of the Company with equivalent value, or in some combination thereof, as determined by the administrator. Each award of SARs is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the number of shares granted to a service provider pursuant to an award SARs. The administrator also determines the exercise price of SARs, the vesting schedule and other terms and conditions of SARs. However, the exercise price must be at least equal to the fair market value of a share of the Company on the date of grant, and the term of a SAR may not exceed ten years.

     After termination of service, a participant will be able to exercise the vested portion of his or her SAR for the period of time determined by the administrator and provided in the award agreement. If no period of time is provided in a participant’s award agreement, a participant or, in the case of participant’s death, his or her estate or beneficiary, will generally be able to exercise his or her vested SAR for (i) 90 days after his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event may a SAR be exercised after the expiration of its term.

     Restricted Shares. Restricted share awards are awards of shares of the Company that vest in accordance with terms and conditions established by the administrator. Each award of restricted shares is evidenced by an award agreement specifying the terms and conditions of the award. Vesting can be conditioned on continued employment, the passage of time, or performance goals. The administrator will determine the number of restricted shares granted to any participant. The administrator also determines the purchase price, if any, of restricted shares and, unless the administrator determines otherwise, unvested restricted shares typically will be subject to forfeiture upon the voluntary or involuntary termination of a participant’s service for any reason including death or disability.

     Restricted Stock Units (including Performance-Based Restricted Stock Units). Restricted stock units are awards that represent the right to receive shares of the Company or cash equal to the value of the shares, or some combination of both as determined by the administrator, if the restricted stock units vest. Restricted stock units vest in accordance with terms and conditions established by the administrator, as set forth in the applicable award agreement. Vesting can be conditioned on continued employment, the passage of time, or performance goals. Restricted stock units that are subject to performance goals are referred to as performance-based restricted stock units. No condition that is subject to performance goals may be based on performance over a period of less than one year. The award agreement may provide for forfeiture or cancellation of the restricted stock units, in whole or in part, in the event of termination of the participant’s service.

     162(m) Performance Criteria. Performance-based awards may, but need not, be based on performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be based on the share price appreciation (in the case of options and SARs) or on one or more of the following criteria (in the case of restricted shares and restricted stock units): brand recognition/acceptance, cash flow, cash flow return on investment, contribution to profitability, cost control, cost positions, cost of capital, customer satisfaction, development of products, earnings before interest, taxes and amortization; earnings per share, economic profit, economic value added, free cash flow, income or net income, income before income taxes, market segment share, new product innovation, operating income or net operating income, operating margin or profit margin, operating profit or net operating profit, process excellence, product cost reduction, product mix, product release schedules, product ship targets, quality, return on assets or net assets, return on capital, return on capital employed, return on equity, return on invested capital, return on operating revenue, return on sales, revenue, sales, share price performance, strategic alliances, total shareholder return, and working capital. The performance goals may differ from participant to participant and from award to award and may be used in any combination. Any performance goals may be applied to the Company as a whole, or to a business unit or a subsidiary, either individually or in any combination, and measured either annually or cumulatively over a period of years. Performance goals may be measured, as applicable, in absolute terms or in relative terms (including against prior years’ results and/or against a comparison group).

     Nontransferability of Awards. Unless otherwise determined by the administrator, awards granted under the Plan are not transferable other than by will, by beneficiary designation (if such a designation is permitted by the administrator) or by the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant. If the administrator makes an award transferable, the award shall contain such additional terms and conditions as the administrator deems appropriate.

     Adjustments upon Change in Capitalization. In the event that the shares of the Company or other securities change by reason of a stock dividend, stock split, combination or reclassification of shares, extraordinary dividend of cash or assets, recapitalization, reorganization or any similar event affecting the shares of the Company or other securities, the administrator will make adjustments to the number and kind of the shares of the Company or other securities subject to the Plan, including the maximum number of shares that may be issued pursuant to the exercise of an ISO and the annual limits on the number of shares that may be granted with respect to an ISO award, or subject to awards previously granted, and the exercise or settlement price of awards previously granted, in order to reflect the change and to preclude a dilution or enlargement of benefits under an award.

     Adjustments upon Dissolution or Liquidation. Effective upon the consummation of the Company’s liquidation or dissolution, any unexercised award generally will terminate. The administrator may, in its discretion, provide that a participant will have the right to exercise all or any part of an award, including shares as to which an award would not otherwise be exercisable, prior to the consummation of such proposed action.

     Adjustments upon Merger or Change in Control. In the event the Company is a party to a merger, consolidation or reorganization, or the sale of substantially all of its assets, then each outstanding award will be subject to the applicable award agreement, which must provide for one or more of the following: the continuation, assumption, or substitution of outstanding awards; full exercisability or vesting of outstanding awards (which may be contingent on the closing of the transaction); or the cancellation of outstanding awards and the payment to the holder in cash or shares of an amount equal to the per share amount that shareholders of the Company are entitled to receive or realize in connection with the applicable transaction with respect to the number of shares subject to the applicable award (which payment may be made subject to continued vesting).

     Amendment and Termination of the Plan. The Plan will continue in effect until the Board of Directors terminates it. In addition, the Board of Directors has the authority to amend, alter, suspend or terminate the Plan, but no amendment, alteration, suspension or termination may impair the rights of any participant under an outstanding award, unless agreed otherwise between the participant and the administrator.

U.S. Federal Tax Consequences

     The U.S. federal tax rules applicable to the Plan under the Code are summarized below. This summary does not include the tax laws of any municipality or state or any country outside the United States in which a participant resides or to which he or she may be subject.

     Nonstatutory Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. The Company’s U.S. operating subsidiary is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of the shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be long-term or short-term capital gain or loss, depending on the holding period.

     Logitech Inc., the Company’s U.S. operating subsidiary, generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant subject to U.S. taxation and at the time such participant recognizes such income.

     Restricted Shares. A participant generally will not have taxable income at the time an award of restricted shares is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the restricted shares becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of restricted shares may elect to recognize income at the time he or she is granted the award (to the extent it is not vested) in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as a long-term or short-term capital gain or loss, depending on the holding period.

     Logitech Inc. generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant on the date the shares are freely transferable or no longer subject to a substantial risk of forfeiture, except to the extent such deduction is limited by applicable provisions of the Code.

     Restricted Stock Units. A participant generally will not have taxable income at the time an award of restricted stock units is granted. Upon the settlement of the award, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as a long-term or short-term capital gain or loss, depending on the holding period.

     Logitech Inc. generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

     Performance-Based Compensation Under Code Section 162(m). Special rules limit the deductibility of compensation paid to certain executive officers in the United States. Under Section 162(m) of the Code, the annual compensation paid to executive officers in the U.S. may not be deductible to the extent it exceeds US $1 million. However, Logitech Inc. can preserve the deductibility of certain compensation in excess of US $1 million if the conditions of Section 162(m) of the Code are met. These conditions include shareholder approval of the Plan and setting limits on the number of awards that any individual may receive per year. The Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, which permits Logitech Inc. to continue to receive a federal income tax deduction in connection with such awards.

New Plan Benefits

     The amount and timing of awards granted under the Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

     The following table shows, for each of the individuals and groups indicated, the aggregate number of shares subject to awards that have been granted to the individuals and groups indicated below under the Plan since its inception through June 30, 2012:

Name of Individual or Group	Number of Shares Underlying Awards Granted
Named Executive Officers
Guerrino De Luca	220,000
Gerald P. Quindlen	1,287,000
Erik K. Bardman	218,000
Junien Labrousse	634,750
Werner Heid	372,500
L. Joseph Sullivan	365,500

Current Executive Officers as a Group (1)	803,500

Daniel Borel	27,100
Matthew Bousquette	42,100
Erh-Hsun Chang	58,100
Kee-Lock Chua	43,100
Sally Davis	57,100
Neil Hunt	28,600
Richard Laube	57,100
Monika Ribar	42,100
Current Non-Employee Directors as a Group	355,300

All Current Employees, including Officers other than Executive Officers, as a Group	9,975,560
____________________

(1)	Includes Messrs. De Luca, Bardman and Sullivan. Mr. Darrell became the Company's President on April 9, 2012 and, as of June 30, 2012, had no shares awarded under the 2006 Stock Incentive Plan.

Voting Requirement to Approve Proposal

     The affirmative “FOR” vote of a majority of the votes cast in person or by proxy at the Annual General Meeting, not counting abstentions.

Recommendation of the Board

     The Board of Directors recommends a vote “FOR” approval of the proposed amendments to and restatement of the 2006 Stock Incentive Plan, including the increase by seven million three hundred thousand (7,300,000) shares to the number of shares available for issuance under the Plan.

*****

The proposed amendment and restatement of the Plan, as amended in this Supplement, will be presented for shareholder approval at the Annual General Meeting to be held on September 5, 2012.

Any vote “FOR”, “AGAINST” or “ABSTAIN” with respect to Proposal 5 using the response coupon previously made available by the Company to the shareholders of record of the Company or the voting instruction card made available to the U.S. and Canadian beneficial owners by their broker, bank or another nominee will be counted as a vote “FOR”, “AGAINST” or “ABSTAIN” with respect to Proposal 5 as revised in this Supplement to the Proxy Statement, respectively. If any shareholder has already returned his or her properly executed response coupon or voting instruction card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual General Meeting by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual General Meeting in person and casting a ballot or as otherwise described in the Company’s Proxy Statement. If any registered shareholder would like a new response coupon, he or she should contact us at +1-510-713-4220 or e-mail us at logitechIR@logitech.com. If any beneficial owner in the U.S. or Canada would like a new voting instruction card, he or she should contact his or her broker, bank or another nominee.

This Supplement to the Proxy Statement is first being released on or about August 10, 2012, and should be read together with the Proxy Statement. The information in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

By Order of the Board of Directors,

/s/ Catherine Valentine

Catherine Valentine
Vice President, Legal, General Counsel and Corporate Secretary
August 10, 2012

APPENDIX A

LOGITECH INTERNATIONAL S.A.
2006 STOCK INCENTIVE PLAN

The following constitute the terms and conditions of the Logitech International S.A. 2006 Stock Incentive Plan, as amended and restated on September 5, 2012. These terms and conditions apply to all Awards granted under the Plan on or after September 5, 2012 as well as to all outstanding Awards granted under the Plan prior to September 5, 2012.

     1. Purposes of the Plan. The purposes of this Plan are:

  to attract and retain the best available personnel for positions of substantial responsibility,

  to provide additional incentive to Employees, Consultants and Directors, and to promote the success of the Company’s business.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

          (c) “Applicable Laws” means the requirements relating to the administration of stock plans under Swiss laws, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws governing the grant of Awards and the issuance of Shares pursuant to Awards in any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d) “Award” means any award of an Option, a SAR, a Restricted Share or a Restricted Stock Unit under the Plan.

          (e) “Award Agreement” means an agreement between the Participant and the Company setting forth the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

          (h) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (i) “Company” means Logitech International S.A., a company incorporated under the laws of Switzerland, and any successor thereto.

          (j) “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

          (k) “Director” means a member of the Board.

          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code with respect to Incentive Stock Options. With respect to all other Awards, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days; a Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (m) “Employee” means any person, including officers and Directors, providing services to the Company or any Parent, Subsidiary or Affiliate as an employee. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

          (o) “Fair Market Value” means, as of any given date, (a) if the Shares are publicly traded and the date in question is a market trading day, the value of a Share determined as the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on the SIX Swiss Exchange or the Nasdaq Global Select Market or on such other exchange or system on which the Shares are traded, as reported in such source as the Administrator deems reliable, or, if the date in question is not a market trading day, the closing price or bid, if applicable, as so reported for the last market trading day preceding the day in question, except that “Fair Market Value” may, if designated by the Administrator, also mean the average of the closing sales prices for the Shares as so quoted or reported over a period of not more than 30 days before and/or after the date in question; or (b) if the Shares are not publicly traded, the value of a Share determined by the Administrator acting in good faith. Such determination shall be conclusive and binding on all persons.

          (p) “Incentive Stock Option” shall mean an option described in Section 422 of the Code.

          (q) “Nonstatutory Stock Option” shall mean an option other than an option described in Section 422 of the Code.

          (r) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

          (s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t) “Participant” means an Employee, Consultant or Director who holds an outstanding Award.

          (u) “Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) brand recognition/acceptance, (ii) cash flow, (iii) cash flow return on investment, (iv) contribution to profitability, (v) cost control, (vi) cost positions, (vii) cost of capital, (viii) customer satisfaction, (ix) development of products, (x) earnings before interest, taxes and amortization, (xi) earnings per share, (xii) economic profit, (xiii) economic value added, (xiv) free cash flow, (xv) income or net income, (xvi) income before income taxes, (xvii) market segment share, (xviii) new product innovation, (xix) operating income or net operating income, (xx) operating margin or profit margin, (xxi) operating profit or net operating profit, (xxii) process excellence, (xxiii) product cost reduction, (xxiv) product mix, (xxv) product release schedules, (xxvi) product ship targets, (xxvii) quality, (xxviii) return on assets or net assets, (xxix) return on capital, (xxx) return on capital employed, (xxxi) return on equity, (xxxii) return on invested capital, (xxxiii) return on operating revenue, (xxxiv) return on sales, (xxxv) revenue, (xxxvi) sales, (xxxvii) share price performance, (xxxviii) strategic alliances, (xxxix) total shareholder return, and (xl) working capital.

          (v) “Plan” means this Logitech International S.A. 2006 Stock Incentive Plan, as amended from time to time.

          (w) “Restricted Share” means Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the agreement evidencing the Award of Restricted Shares.

          (x) “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the agreement evidencing the Award of Restricted Stock Units.

          (y) “SAR” means a right to receive, in cash or stock (as determined by the Committee and set out in the Award Agreement evidencing the SAR), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the agreement evidencing the SAR.

          (z) “Service” means service as a Service Provider. Service shall not terminate solely as a result of a Service Provider’s change in status from Director or Consultant to Employee or from Employee to Consultant or Director. Service shall not terminate in the case of transfers between locations of the Company or among the Company, any Parent, any Subsidiary, any Affiliate or any successor. The Administrator, in its sole discretion, shall determine all questions relating to termination of Service for purposes of an Award, including whether a particular leave of absence constitutes a termination of Service.

          (aa) “Service Provider” means a Director, Consultant or Employee.

          (bb) “Share” means a registered share of the Company, as adjusted in accordance with Section 15 of the Plan.

          (cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Shares Subject to the Plan.

          (a) Basic Limitation. Subject to adjustment as provided in Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is twenty four million, eight hundred thousand (24,800,000)1 Shares, all of which may be issued upon exercise of Incentive Stock Options. The Shares may be authorized but unissued, conditionally issued or acquired Shares.

          (b) Shares Returned to Reserve. Any Shares subject to an Award which for any reason expires or terminates unexercised or before settlement, is not earned in full or is forfeited, or is settled in cash shall again become available for issuance under the Plan. The following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered in payment of the Option exercise price or Award purchase price or in satisfaction of tax withholding obligations incident to the exercise, vesting or settlement of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not be counted against Shares available for grant pursuant to this Plan.

          (c) Dividend Equivalents. Any dividend equivalents credited under the Plan and paid in cash shall not be applied against the number of Shares that may be issued under the Plan.

____________________

(1)	This number reflects the initial reserve of 7,000,000 million shares, a 2 for 1 share / ADR split effective July 14, 2006, a 3,500,000 share increase authorized by the Board on June 23, 2009 and by shareholders on September 1, 2009, and a 7,300,000 share increase authorized by the Board on June 27, 2012, as amended on August 9, 2012, and by shareholders on September [_], 2012.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

               (iv) Other Administration. Other than as provided above or in Section 4(c) below, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the express provisions and limitations set forth in this Plan and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

               (i) to determine the Fair Market Value of the Shares, in accordance with Section 2(l) of the Plan;

               (ii) to select the Employees, Consultants and Directors to whom Awards may be granted hereunder, to determine the timing of any such Awards, and to grant Awards;

               (iii) to determine whether and to what extent Options, SARs, Restricted Shares or Restricted Stock Units, or any combination thereof, are granted hereunder;

               (iv) to determine the number of Shares to be covered by each Award granted hereunder;

               (v) to approve and amend forms of Award Agreements or other documents evidencing Awards made under the Plan (which need not be identical);

               (vi) to grant Awards under this Plan and determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (viii) to establish, adopt, rescind or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4(d)) as it may deem necessary or advisable to administer the Plan;

               (ix) to modify or amend any Award (subject to Section 20(c) of the Plan), including the discretionary authority to accelerate the exercisability or vesting of all or part of any Award or to extend the post-termination exercisability period of Options;

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

               (xii) to make all other determinations and decisions deemed necessary or advisable for administering the Plan.

          (c) Delegation of Authority. To the extent permitted by Applicable Laws and the Company’s corporate governing documents, the Board or the Committee may from time to time delegate to one or more officers of the Company the authority to grant Awards to Employees and Consultants who are not Directors and are not considered executive officers of the Company under Section 16 of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee as applicable may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 4(c) shall serve in such capacity at the satisfaction and discretion of the Board or the Committee.

          (d) Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Service Providers work or reside, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Service Providers outside the United States shall be eligible to participate in the Plan; (ii) modify the terms and conditions of any Award granted to Service Providers outside the United States; (iii) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Affiliates or Participants in particular locations; provided, however, that no such sub-plans and/or modifications shall take precedence over Section 3 of the Plan or otherwise require shareholder approval; and (iv) take any action, before or after an Award is granted, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Laws.

          (e) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Only Employees of the Company, a Parent or Subsidiary shall be eligible to be granted Incentive Stock Options. Subject to Section 4(d) of the Plan, Employees, Consultants (to the extent permitted by the Company’s corporate governing documents) and Directors shall be eligible to be granted Nonstatutory Stock Options, SARs, Restricted Shares or Restricted Stock Units. If otherwise eligible, an Employee, Consultant or Director who has been granted an Award may be granted additional Awards at the sole discretion of the Administrator.

     6. Limitations.

          (a) No Right to Continued Employment, Future Grants. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or a Subsidiary thereof, nor shall they interfere in any way with the Participant’s right or the Company’s or any Subsidiary’s right to terminate such employment at any time, with or without cause. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards.

          (b) Annual Employee Grant Limits. The following limitations shall apply to grants of Awards to Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options or SARs covering more than six million (6,000,000) Shares in the aggregate.

               (ii) No Employee shall be granted, in any fiscal year of the Company, Restricted Shares or Restricted Stock Units covering more than four million (4,000,000) Shares in the aggregate.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

     7. Effective Date. The Plan was adopted by the Board of Directors on June 15, 2006 and became effective on June 16, 2006, upon approval of the Plan by the shareholders of the Company. The Plan shall continue in effect until no Shares remain available for issuance under the Plan or until terminated under Section 20 of the Plan, if earlier.

     8. Options

          (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “Stock Option Agreement”). Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 15.

          (c) Option Exercise Price. The per Share exercise price for which one Share may be purchased upon exercise of an Option shall be determined by the Administrator and set out in the Stock Option Agreement; provided that the per Share exercise price shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant.

          (d) Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

          (e) Buyout Provisions. Subject to Section 20(b), the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

          (f) Option Exercise Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash, (ii) cash equivalents, (iii) full-recourse promissory note, (iv) other Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (vi) the amount attributable to the fair market value of Shares withheld under a “net exercise” arrangement, (vii) any combination of the foregoing methods of payment; or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. If the Company is subject to Section 13(k) of the Exchange Act, and if the Participant is a Director or executive officer of the Company, he or she may pay the exercise price with a promissory note only to the extent permitted by Section 13(k).

          (g) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares subject to Options until such Shares have been issued.

          (h) Termination of Participant’s Service. Upon termination of a Participant’s Service, the Participant (or any person having the right to exercise the Option after his or her death) may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for ninety (90) days following the termination of the Participant’s Service for any reason other than death or Disability, and the Option shall remain exercisable for one (1) year following the termination of the Participant’s Service for reason of death or Disability. Notwithstanding the foregoing, other than where a Participant’s Service is terminated for cause (as determined by the Administrator), if the exercise of an Option within the applicable time periods set forth above or in the Stock Option Agreement, as applicable, is prevented as a result of the provisions set forth in Section 21(a) regarding legal compliance with respect to the issuance of Shares, the Option shall remain exercisable until thirty (30) days after the date the Participant is no longer prevented from exercising the Option. If, on the date of termination of Service, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     9. Restricted Shares.

          (a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “Restricted Stock Agreement”). Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

          (b) Payment for Awards. Restricted Shares may be granted, sold or awarded under the Plan for such purchase price, if any, or consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Company is subject to Section 13(k) of the Exchange Act, and if the Participant is a Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k). Subject to Section 20(b), within the limitations of the Plan, the Committee may accept the cancellation of outstanding Options in return for the grant of Restricted Shares.

          (c) Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Share Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Share Awards subject to continued employment, passage of time and / or performance goals as deemed appropriate by the Administrator; provided, however, that performance goals applicable to Restricted Share Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code shall be based on Performance Criteria. The Administrator shall determine the level of achievement against any performance goals, without regard to whether they are based on Performance Criteria, and such determination shall be final and binding. For a Restricted Share Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, the Administrator shall identify in writing the target for the performance goals that are based on Performance Criteria at the time the Restricted Share Award is granted, and no later than the earlier of (i) the date ninety (90) days after the commencement of the applicable performance period or (ii) the date on which twenty-five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the Performance Criteria remains substantially uncertain. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events to the extent that any such accelerated vesting event does not cause a Restricted Share Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) to fail to so qualify.

          (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

          (e) Termination of Employment. The Restricted Stock Agreement may provide for the forfeiture or cancellation of the Restricted Share Award, in whole or in part, in the event of the termination of Service of the Participant to whom it was granted.

     10. Stock Appreciation Rights.

          (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “SAR Agreement”). Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

          (b) Number of Shares and Exercise Price. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 15. Each SAR Agreement shall specify the exercise price; provided that the exercise price shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant.

          (c) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an Incentive Stock Option only at the time of grant but may be included in a Nonstatutory Stock Option at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

          (d) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Shares, (b) cash or (c) a combination of Shares and cash, as set out in the SAR Agreement or as the Administrator shall determine. Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Participant will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the exercise price of the SAR. A SAR Agreement may provide for the automatic exercise of a SAR on (i) the date when the SAR expires if the exercise price of the SAR is less than the Fair Market Value of the Shares subject to the SAR on such date but any portion of the SAR has not yet been exercised, or (ii) an earlier date.

          (e) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by SARs until such Shares, if any, have been issued.

          (f) Termination of Participant’s Service. Upon termination of a Participant’s Service, the Participant (or any person having the right to exercise the SAR after his or her death) may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for ninety (90) days following the termination of the Participant’s Service for any reason other than death or Disability, and the Option shall remain exercisable for one (1) year following the termination of the Participant’s Service for reason of death or Disability. If, on the date of termination of Service, the Participant is not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

     11. Restricted Stock Units.

          (a) Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “Restricted Stock Unit Agreement”). Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

          (b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Participant.

          (c) Vesting Conditions. The grant, issuance, retention and/or vesting of Shares under Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock Unit Awards subject to continued employment, passage of time and/or performance goals as deemed appropriate by the Administrator; provided, however, that performance goals applicable to Restricted Stock Unit Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code shall be based on Performance Criteria. The Administrator shall determine the level of achievement against any performance goals, without regard to whether they are based on Performance Criteria and such determination shall be final and binding. For a Restricted Stock Unit Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, the Administrator shall identify in writing the target for the performance goals that are based on Performance Criteria at the time the Restricted Stock Unit Award is granted, and no later than the earlier of (i) the date ninety (90) days after the commencement of the applicable performance period or (ii) the date on which twenty-five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the Performance Criteria remains substantially uncertain. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events to the extent that any such accelerated vesting event does not cause a Restricted Stock Unit Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) to fail to so qualify.

          (d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

          (e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as set out in the Restricted Stock Unit Agreement or as the Administrator shall determine. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 15.

          (f) Death of Recipient. Any Award of Restricted Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s estate or, to the extent the Participant is permitted by the Administrator (in its sole discretion) to designate a beneficiary and has done so, to the Participant’s designated beneficiary or beneficiaries, provided, however, that the Administrator shall retain the discretion to determine whether any beneficiary designation shall be given effect in the case of any question of the validity and/or enforceability of such designation.

          (g) Termination of Employment. The Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Share Award, in whole or in part, in the event of the termination of Service of the Participant to whom it was granted.

          (h) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

     12. Evaluation of Performance Criteria. The Administrator may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year. Notwithstanding satisfaction or completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Restricted Shares, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

     13. Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Administrator reasonably believes that a Participant, other than an independent Director, has committed an act of misconduct as described in this Section 13, the Administrator may suspend the Participant’s right to exercise any Award, pending a determination of whether an act of misconduct has been committed. If the Administrator determines that a Participant, other than an independent Director, has committed an act of embezzlement, fraud or breach of fiduciary duty, or if a Participant makes an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries, or induces any customer to breach a contract with the Company or any of its Subsidiaries, neither the Participant nor his or her estate shall be entitled to exercise unexercised Options or SARs or continue vesting in Restricted Shares or Restricted Stock Units, and any unexercised Options and SARs, unvested Restricted Shares and unvested and/or vested but not yet settled Restricted Stock Units shall be forfeited. Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is a Vice President or above the determination of the Administrator shall be subject to the approval of the Board.

     14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by beneficiary designation or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     15. Adjustments Upon Changes in Capitalization.

          (a) Changes in Capitalization. In the event of a declaration of a stock dividend, stock split, combination or reclassification of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of the Company, the Administrator shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan, including the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options, the limitations set forth in Section 6(b), or the number of Shares subject to any Awards previously granted, and/or the exercise or settlement prices of such Awards, in order to reflect such change and thereby preclude a dilution or enlargement of benefits under an Award.

          (b) No Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference securities ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided in this Plan (i) the issuance by the Company of shares or any class of securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards previously granted or the purchase price per Share.

          (c) No Fractional Shares. No right to purchase fractional Shares shall result from any adjustment in Options or SARs pursuant to this Section 15. In case of any such adjustment, the Shares subject to the Option or SAR shall be rounded down to the nearest whole share.

          (d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Option or SAR until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or SAR would not otherwise be exercisable. In addition, the Administrator may provide that any forfeiture condition applicable to any Shares issued under the Plan shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or SAR will terminate immediately prior to the consummation of such proposed action.

     16. Merger, Reorganization or Asset Sale.

     In the event the Company is a party to a merger, consolidation or reorganization, or the sale of substantially all of the assets of the Company, then each outstanding Award shall be subject to the agreement of merger, consolidation or reorganization or sale. Such agreement shall provide for one or more of the following:

          (a) The continuation of outstanding Awards by the Company (if the Company is the surviving corporation).

          (b) The assumption of outstanding Awards by the surviving corporation or its parent.

          (c) The substitution by the surviving corporation or its parent of new awards for outstanding Awards.

          (d) Full exercisability of outstanding Options and SARs and full vesting of the Shares subject to them, followed by the cancellation of such Options and SARs. The full exercisability of outstanding Options and SARs and full vesting of such Shares, and any exercise of outstanding Options and SARs, may be contingent on the closing of the merger, reorganization, consolidation or asset sale.

          (e) The cancellation of outstanding Options and SARs and a payment to the holding Participants equal to the excess of (i) the per Share amount that shareholders are entitled to receive or realize in connection with the applicable transaction with respect to the number of Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Shares are then vested) as of the closing date of such merger, reorganization, consolidation or asset sale, over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Options and SARs would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options and SARs exceeds the Fair Market Value of such Shares, then such Options and SARs may be cancelled without making a payment to the Participants. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

          (f) The cancellation of outstanding Restricted Stock Units and a payment to the Participants equal to the Fair Market Value of the Shares subject to such Restricted Stock Units (whether or not such Restricted Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

     17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

     18. Tax Withholding. The Company or any Subsidiary or Affiliate shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary or Affiliate, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by Applicable Laws to be withheld. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the tender of Shares previously acquired by the Participant) having a fair market value equal to the amount required to be withheld. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until any withholding obligations on the part of the Company, a Subsidiary or an Affiliate are satisfied.

     19. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of securities or cash to be awarded under the Plan.

     20. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, including the requirements of any exchange or quotation system on which the Shares are listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Laws. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company,

               (i) No Option or SAR may be amended to reduce the exercise price of such Option or SAR below the Fair Market Value of the Shares as of the date the Option or SAR was granted, and

               (ii) Except as permitted by Section 15, and at any time when the then-current fair market value of a Share is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for (A) cash, (B) an Option or SAR having an exercise price that is less than the Fair Market Value of a Share on the date that the original Option or SAR was granted, or (C) any other Award.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under an existing Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

     21. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares shall comply with Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the issuance of Shares under the Plan, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     22. Liability of Company.

          (a) Inability to Obtain Authority; Tax Consequences. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award granted under this Plan.

          (b) Grants Exceeding Allotted Shares. If the number of Shares covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 20(b) of the Plan.

     23. Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Administrator).

     24. Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan effective date. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Plan effective date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, but the Company shall not be under any obligation to make any such amendment. Nothing in this Plan shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Award granted or Shares issued or amount paid under the Plan, and neither the Company nor any of its Subsidiaries or Affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for any taxes, penalties or interest due on Awards granted under this Plan, including taxes, penalties or interest imposed under Section 409A of the Code.